Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2013 FINANCIAL RESULTS

ITASCA, IL, October 29, 2013 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and nine-month period ended September 30, 2013. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We had another strong quarter of organic growth and margin expansion across our global operations,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the third quarter, our combined Brokerage and Risk Management segments posted 13% growth in adjusted total revenues, 6.2% organic growth in commission and fee revenues, 17% growth in adjusted EBITDAC and adjusted EBITDAC margin improved by 96 basis points.”

•	Our Brokerage segment had an outstanding quarter. Adjusted total revenues were up 15%, base organic commission and fee revenues grew 5.5%, adjusted EBITDAC was up 20% and adjusted EBITDAC margin was up 120 basis points. We also completed another eight acquisitions with annualized revenues of $135.5 million.

•	Our Risk Management segment had a solid quarter. Adjusted total revenues were up 7%, organic fees were up 8.5% and adjusted EBITDAC was up 5%.

•	Our acquisition program had a tremendous quarter. In August, we completed our acquisition of Bollinger, Inc., which was the 21st largest insurance broker in the U.S. with over 500 employees operating out of eight offices in New Jersey, New York, Pennsylvania and Connecticut. In September, we announced the signing of an agreement to acquire the Giles Group of Companies headquartered in London, England, which is the fifth largest independent retail insurance broker in the United Kingdom with over 1,100 employees operating out of 43 offices in England, Scotland, Wales, Northern Ireland, Isle of Man and the Channel Islands. Together, these two market-leading organizations could annually generate over $240 million in revenues. Already, our organizations are coming together and finding ways to sell more business and realize operational synergies. We are extremely pleased to welcome all of their outstanding professionals to the Gallagher family of companies.

“We are encouraged about the state of the rate environment. Our recent discussions with carriers confirm that they have deep insight into their loss costs and understand what lines of business need rate. We believe we are in a new era of proactive and rational rate-setting by carriers, which bodes well for the brokerage industry. This is an excellent rate environment because it allows our professionals to successfully bring creative insurance and risk management solutions to our clients and prospects.”

The following provides non-GAAP information that management believes is helpful when comparing 2013 revenues, EBITDAC and diluted net earnings per share with the same period in 2012:

Quarter Ended September 30

							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	3rd Q 13	3rd Q 12	Chg	3rd Q 13	3rd Q 12	Chg	3rd Q 13	3rd Q 12	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$546.3	$476.8	15%	$145.6	$121.7	20%	$0.50	$0.43	16%
Gains on book sales	—	0.7		—	0.7		—	—
Acquisition integration	—	—		(9.3)	(4.2)		(0.04)	(0.02)
Workforce & lease termination	—	—		(0.9)	(1.1)		(0.01)	(0.01)
Acquisition related adjustments	—	—		—	—		0.02	—
Levelized foreign currency translation	—	2.2		—	0.3		—	—

Brokerage, as reported	546.3	479.7		135.4	117.4		0.47	0.40

Risk Management, as adjusted	149.7	140.3	7%	23.8	22.6	5%	0.09	0.09	0%
New Zealand earthquake claims administration	—	1.9		—	0.3		—	—
Workforce & lease termination	—	—		(0.2)	(0.1)		—	—

Risk Management, as reported	149.7	142.2		23.6	22.8		0.09	0.09

Total Brokerage & Risk Management, as reported	696.0	621.9		159.0	140.2		0.56	0.49
Corporate, as reported	139.8	28.5		(15.7)	(13.0)		0.01	0.01

Total Company, as reported	$835.8	$650.4		$143.3	$127.2		$0.57	$0.50

Total Brokerage & Risk Management, as adjusted	$696.0	$617.1	13%	$169.4	$144.3	17%	$0.59	$0.52	13%

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Nine Months Ended September 30

							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	9 Mths 13	9 Mths 12	Chg	9 Mths 13	9 Mths 12	Chg	9 Mths 13	9 Mths 12	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$1,548.3	$1,330.7	16%	$377.6	$310.5	22%	$1.24	$1.07	16%
Gains on book sales	3.3	1.4		3.3	1.4		0.01	0.01
Acquisition integration	—	—		(17.3)	(12.3)		(0.08)	(0.06)
Workforce & lease termination	—	—		(1.2)	(4.7)		—	(0.02)
Acquisition related adjustments	—	—		—	—		0.02	0.03
Levelized foreign currency translation	—	6.4		—	(0.7)		—	—

Brokerage, as reported	1,551.6	1,338.5		362.4	294.2		1.19	1.03

Risk Management, as adjusted	458.0	419.3	9%	74.5	67.3	11%	0.28	0.27	4%
New Zealand earthquake claims administration	0.1	7.6		—	1.5		—	0.01
South Australia ramp up	1.4	—		1.3	—		0.01	—
Workforce & lease termination	—	—		(0.2)	(0.1)		—	—

Risk Management, as reported	459.5	426.9		75.6	68.7		0.29	0.28

Total Brokerage & Risk Management, as reported	2,011.1	1,765.4		438.0	362.9		1.48	1.31
Corporate, as reported	278.3	81.7		(46.8)	(26.2)		0.13	0.02

Total Company, as reported	$2,289.4	$1,847.1		$391.2	$336.7		$1.61	$1.33

Total Brokerage & Risk Management, as adjusted	$2,006.3	$1,750.0	15%	$452.1	$377.8	20%	$1.52	$1.34	13%

Brokerage Segment Third Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (non-GAAP)	3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Base Commissions and Fees
Commissions as reported	$399.1	$346.0	$1,126.8	$962.7
Fees as reported	120.5	106.8	320.5	281.4
Less commissions and fees from acquisitions	(46.8)	—	(144.7)	—
Less disposed of operations	—	(2.5)	—	(3.0)
Levelized foreign currency translation	—	(2.1)	—	(5.8)

Organic base commissions and fees	$472.8	$448.2	$1,302.6	$1,235.3

Organic change in base commissions and fees	5.5%	4.0%	5.5%	4.1%

Supplemental Commissions
Supplemental commissions as reported	$17.8	$16.6	$53.4	$50.3
Less supplemental commissions from acquisitions	(1.3)	—	(3.3)	—

Organic supplemental commissions	$16.5	$16.6	$50.1	$50.3

Organic change in supplemental commissions	-0.6%	-4.2%	-0.4%	1.2%

Contingent Commissions
Contingent commissions as reported	$6.5	$7.7	$43.5	$37.0
Less contingent commissions from acquisitions	(1.0)	—	(7.8)	—

Organic contingent commissions	$5.5	$7.7	$35.7	$37.0

Organic change in contingent commissions	-28.6%	-35.4%	-3.5%	-6.7%

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Brokerage Segment Third Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Reported amounts		$318.6	$282.7	$920.3	$814.7
Acquisition integration (1)		(2.9)	(2.3)	(6.4)	(7.1)
Workforce and lease termination related charges		(0.8)	(1.1)	(1.1)	(4.7)
Levelized foreign currency translation		—	(1.5)	—	(5.0)

Adjusted amounts		$314.9	$277.8	$912.8	$797.9

Adjusted ratios using adjusted revenues on pages 1 and 2	*	57.6%	58.3%	59.0%	60.0%

*	Adjusted third quarter compensation ratio was 0.7 pts lower than the same period in 2012. This ratio was primarily impacted by salary decreases of 0.9 pts related to headcount controls, partially offset by increases in incentive compensation of 0.3 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Reported amounts		$92.3	$79.6	$268.9	$229.6
Acquisition integration (1)		(6.4)	(1.9)	(10.9)	(5.2)
Workforce and lease termination related charges		(0.1)	—	(0.1)	—
Levelized foreign currency translation		—	(0.4)	—	(2.1)

Adjusted amounts		$85.8	$77.3	$257.9	$222.3

Adjusted ratios using adjusted revenues on pages 1 and 2	*	15.7%	16.2%	16.7%	16.7%

*	Adjusted third quarter operating expense ratio was 0.5 pts lower than the same period in 2012. This ratio was primarily impacted by decreased travel and meeting expenses of 0.3 pts, with all other items consistent with the prior period.

Adjusted EBITDAC (non-GAAP)	3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Total EBITDAC - see page 9 for computation	$135.4	$117.4	$362.4	$294.2
Gains from books of business sales	—	(0.7)	(3.3)	(1.4)
Acquisition integration (1)	9.3	4.2	17.3	12.3
Workforce and lease termination related charges	0.9	1.1	1.2	4.7
Levelized foreign currency translation	—	(0.3)	—	0.7

Adjusted EBITDAC	$145.6	$121.7	$377.6	$310.5

Adjusted EBITDAC change	19.6%	20.4%	21.6%	22.0%

Adjusted EBITDAC margin	26.7%	25.5%	24.4%	23.3%

(1)	Acquisition integration – As previously disclosed, there were integration costs incurred in the third quarter of 2013 related to the acquisitions of Heath Lambert and Bollinger. The Heath Lambert integration costs totaled $7.7 million and were primarily related to the consolidation of offices in London. The Bollinger integration costs totaled $1.6 million and were primarily related to technology costs, the onboarding of over 500 employees and incentive compensation. Prior period integration costs relate to the Heath Lambert acquisition only.

The following is a summary of brokerage acquisition activity for 2013 and 2012:

	3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Shares issued for acquisitions and earnouts	3,400,000	2,950,000	3,438,000	7,322,000
Number of acquisitions closed	8	11	17	38
Annualized revenues acquired (in millions)	$135.5	$56.6	$176.4	$155.5

The table above does not include any information related to the previously discussed agreement to acquire the Giles Group of Companies. Under the agreement, we agreed to purchase all of the outstanding shares of Giles for net cash consideration of approximately £233 million, or approximately $370 million. The transaction is subject to regulatory approval and is expected to close in early November 2013. Giles could annually generate over $140 million in revenues.

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Risk Management Segment Third Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (Non-GAAP)		3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Fees		$146.0	$138.0	$441.4	$411.7
International performance bonus fees		3.5	3.4	16.7	12.9

Fees as reported		149.5	141.4	458.1	424.6
Less fees from acquisitions		(0.8)	—	(2.7)	—
Less South Australia ramp up fees		—	—	(1.4)	—
Less New Zealand earthquake claims administration		—	(1.9)	(0.1)	(7.6)
Levelized foreign currency translation		—	(2.5)	—	(4.1)

Organic fees		$148.7	$137.0	$453.9	$412.9

Organic change in fees	*	8.5%	5.1%	9.9%	7.5%

*	Organic change in fees adjusted to exclude fees related to South Australia was 4.4% in third quarter 2013.

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Reported amounts		$90.6	$86.0	$273.5	$256.3
New Zealand earthquake claims administration		—	(1.0)	—	(4.7)
Workforce and lease termination related charges		(0.2)	(0.1)	(0.2)	(0.1)

Adjusted amounts		$90.4	$84.9	$273.3	$251.5

Adjusted ratios using adjusted revenues on pages 1 and 2	*	60.4%	60.5%	59.7%	60.0%

*	Adjusted third quarter compensation ratio was 0.1 pts lower than the same period in 2012. This ratio was primarily impacted by salary and staffing increases of 0.5 pts, offset by decreases in incentive compensation.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Reported amounts		$35.5	$33.4	$110.4	$101.9
New Zealand earthquake claims administration		—	(0.6)	(0.1)	(1.4)
South Australia ramp up costs		—	—	(0.1)	—

Adjusted amounts		$35.5	$32.8	$110.2	$100.5

Adjusted ratios using adjusted revenues on pages 1 and 2	*	23.7%	23.4%	24.1%	24.0%

*	Adjusted third quarter operating expense ratio was 0.3 pts higher than the same period in 2012. This ratio was primarily impacted by increased consulting fees related to previously announced investments in products and service enhancements of 1.6 pts, partially offset by a decrease in rent expense of 1.1 pts.

Adjusted EBITDAC (non-GAAP)	3rd Q 13	3rd Q 12	9 Mths 13	9 Mths 12
Total EBITDAC - see page 9 for computation	$23.6	$22.8	$75.6	$68.7
New Zealand earthquake claims administration	—	(0.3)	—	(1.5)
South Australia ramp up	—	—	(1.3)	—
Workforce and lease termination related charges	0.2	0.1	0.2	0.1

Adjusted EBITDAC	$23.8	$22.6	$74.5	$67.3

Adjusted EBITDAC change	5.3%	5.6%	10.7%	12.5%

Adjusted EBITDAC margin	15.9%	16.1%	16.3%	16.1%

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Corporate Segment Third Quarter Highlights - The following table provides non-GAAP information that management believes is helpful when comparing 2013 operating results for the Corporate Segment with the same periods in 2012 (in millions):

	2013			2012
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
3rd Quarter
Interest and banking costs	$(13.8)	$5.5	$(8.3)	$(11.6)	$4.6	$(7.0)
Clean energy investments	(16.2)	26.8	10.6	(6.2)	17.2	11.0
Acquisition costs	3.5	(1.7)	1.8	(1.5)	0.1	(1.4)
Corporate	(3.2)	1.4	(1.8)	(4.6)	3.0	(1.6)

	$(29.7)	$32.0	$2.3	$(23.9)	$24.9	$1.0

Nine Months
Interest and banking costs	$(38.5)	$15.4	$(23.1)	$(34.5)	$13.7	$(20.8)
Clean energy investments	(33.8)	81.7	47.9	(11.6)	43.2	31.6
Acquisition costs	0.6	(1.3)	(0.7)	(3.8)	0.6	(3.2)
Corporate	(13.2)	5.9	(7.3)	(8.9)	4.9	(4.0)

	$(84.9)	$101.7	$16.8	$(58.8)	$62.4	$3.6

Debt, interest and banking - At September 30, 2013, Gallagher had $925.0 million of long-term borrowings outstanding under six private placement agreements, which are due and payable in various amounts in 2014 through 2023. As previously announced on September 19, 2013, Gallagher entered into an unsecured $600.0 million line of credit agreement with a group of fifteen financial institutions that expires on September 19, 2018. This line of credit agreement replaced a similar $500.0 million line of credit that was due to expire on July 14, 2014. There were $135.5 million of borrowings and $15.2 million of letters of credit outstanding under Gallagher’s line of credit facility at September 30, 2013.

Clean energy investments—The following provides certain information related to Gallagher’s investments in limited liability companies that own 29 refined coal production plants developed by Gallagher and a 99% ownership interest in a limited liability company that owns five refined coal production plants that Gallagher acquired from a third party on September 1, 2013. All 34 plants produce refined coal using proprietary technologies owned by Chem-Mod. We believe these plants are qualified to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. For investments where Gallagher has a controlling ownership interest, the investment’s underlying operations are consolidated.

		Gallagher’s Portion of Estimated
		Additional
	Gallagher’s	Required	Ultimate
	Tax-Effected	Tax-Effected	Annual
	Book Value At	Capital	After-tax
($ in millions)	Sept 30, 2013	Investment	Earnings *
Investments that own 2009 Era Plants
10 Under long-term production contracts	$8.0	$0.5	$22.0
2 Under long-term production contracts, estimated to resume production in early 2014	0.3	1.1	1.5
2 In early stages of negotiations for long-term production contracts	0.7	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
14 Under long-term production contracts	32.1	1.4	65.5
2 Under long-term production contracts, estimated to resume production in late 2013	3.0	0.4	6.0
4 In early stages of negotiations for long-term production contracts	1.4	Not Estimable	Not Estimable

*	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many operational, regulatory and environmental compliance reasons.

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Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $3.6 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. In third quarter 2013, this line also includes a $3.0 million after-tax fair value gain related to three foreign currency derivative investment contracts Gallagher executed in the quarter in connection with the signing of an agreement to acquire The Giles Group of Companies. These contracts are designed to hedge a portion of the GBP denominated purchase price consideration of this acquisition.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 37% to 39% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2013 and 2012 was 12.7% and 19.1%, respectively. Gallagher’s tax rate for third quarter 2013 was lower than the statutory rate and was lower than the same period in 2012 due to the amount of IRC Section 45 tax credits earned in 2013 compared to 2012.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, October 30, 2013 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 20 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) statements regarding the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments, (ii) our corporate income tax rate, (iii) the insurance premium rate environment, (iv) the strength of our clients’ businesses, (v) drivers of organic growth in the Brokerage and Risk Management segments and (vi) anticipated future results or performance of any segment or the Company as a whole (including recent acquisitions).

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments including uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks - all could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including an economic downturn due to a U.S. government shutdown or default and uncertainty regarding the European debt crisis), changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape - all could impact (iii) - (vi) above.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation - Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues and expenses - Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios - Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, New Zealand earthquake claims administration costs, South Australia ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin - Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

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•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding.

Organic Revenues - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of South Australia ramp up fees, New Zealand earthquake claims administration and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr and 9 Months Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Brokerage Segment	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Commissions	$399.1	$346.0	$1,126.8	$962.7
Fees	120.5	106.8	320.5	281.4
Supplemental commissions	17.8	16.6	53.4	50.3
Contingent commissions	6.5	7.7	43.5	37.0
Investment income and gains realized on books of business sales	2.4	2.6	7.4	7.1

Revenues	546.3	479.7	1,551.6	1,338.5

Compensation	318.6	282.7	920.3	814.7
Operating	92.3	79.6	268.9	229.6
Depreciation	8.3	6.5	22.1	18.3
Amortization	30.1	25.2	88.2	71.1
Change in estimated acquisition earnout payables	(0.3)	3.7	1.6	1.0

Expenses	449.0	397.7	1,301.1	1,134.7

Earnings before income taxes	97.3	82.0	250.5	203.8
Provision for income taxes	36.1	32.4	96.2	79.5

Net earnings	$61.2	$49.6	$154.3	$124.3

EBITDAC
Net earnings	$61.2	$49.6	$154.3	$124.3
Provision for income taxes	36.1	32.4	96.2	79.5
Depreciation	8.3	6.5	22.1	18.3
Amortization	30.1	25.2	88.2	71.1
Change in estimated acquisition earnout payables	(0.3)	3.7	1.6	1.0

EBITDAC	$135.4	$117.4	$362.4	$294.2

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Risk Management Segment	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Fees	$149.5	$141.4	$458.1	$424.6
Investment income	0.2	0.8	1.4	2.3

Revenues	149.7	142.2	459.5	426.9

Compensation	90.6	86.0	273.5	256.3
Operating	35.5	33.4	110.4	101.9
Depreciation	5.1	4.0	14.2	11.8
Amortization	0.7	0.6	1.9	2.0
Change in estimated acquisition earnout payables	(0.1)	—	(0.1)	—

Expenses	131.8	124.0	399.9	372.0

Earnings before income taxes	17.9	18.2	59.6	54.9
Provision for income taxes	6.8	7.1	22.1	21.3

Net earnings	$11.1	$11.1	$37.5	$33.6

EBITDAC
Net earnings	$11.1	$11.1	$37.5	$33.6
Provision for income taxes	6.8	7.1	22.1	21.3
Depreciation	5.1	4.0	14.2	11.8
Amortization	0.7	0.6	1.9	2.0
Change in estimated acquisition earnout payables	(0.1)	—	(0.1)	—

EBITDAC	$23.6	$22.8	$75.6	$68.7

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Corporate Segment	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Revenues from consolidated clean coal facilities	$129.7	$23.6	$245.2	$65.3
Royalty income from clean coal licenses	6.3	7.6	23.2	19.1
Loss from unconsolidated clean coal facilities	(1.1)	(2.8)	(4.3)	(4.1)
Other net revenues	4.9	0.1	14.2	1.4

Revenues	139.8	28.5	278.3	81.7

Cost of revenues from consolidated clean coal facilities	146.9	27.7	281.6	74.4
Compensation	3.3	5.2	18.1	11.4
Operating	5.3	8.6	25.4	22.1
Interest	13.1	10.7	36.2	32.1
Depreciation	0.9	0.2	1.9	0.5

Expenses	169.5	52.4	363.2	140.5

Loss before income taxes	(29.7)	(23.9)	(84.9)	(58.8)
Benefit for income taxes	(32.0)	(24.9)	(101.7)	(62.4)

Net earnings	$2.3	$1.0	$16.8	$3.6

EBITDAC
Net earnings	$2.3	$1.0	$16.8	$3.6
Benefit for income taxes	(32.0)	(24.9)	(101.7)	(62.4)
Interest	13.1	10.7	36.2	32.1
Depreciation	0.9	0.2	1.9	0.5

EBITDAC	$(15.7)	$(13.0)	$(46.8)	$(26.2)

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr and 9 Months Ended September 30,

(Unaudited - in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Total Company	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Commissions	$399.1	$346.0	$1,126.8	$962.7
Fees	270.0	248.2	778.6	706.0
Supplemental commissions	17.8	16.6	53.4	50.3
Contingent commissions	6.5	7.7	43.5	37.0
Investment income and gains realized on books of business sales	2.6	3.4	8.8	9.4
Revenues from clean coal activities	134.9	28.4	264.1	80.3
Other net revenues - Corporate	4.9	0.1	14.2	1.4

Revenues	835.8	650.4	2,289.4	1,847.1

Compensation	412.5	373.9	1,211.9	1,082.4
Operating	133.1	121.6	404.7	353.6
Cost of revenues from clean coal activities	146.9	27.7	281.6	74.4
Interest	13.1	10.7	36.2	32.1
Depreciation	14.3	10.7	38.2	30.6
Amortization	30.8	25.8	90.1	73.1
Change in estimated acquisition earnout payables	(0.4)	3.7	1.5	1.0

Expenses	750.3	574.1	2,064.2	1,647.2

Earnings before income taxes	85.5	76.3	225.2	199.9
Provision for income taxes	10.9	14.6	16.6	38.4

Net earnings	$74.6	$61.7	$208.6	$161.5

Diluted net earnings per share	$0.57	$0.50	$1.61	$1.33

Dividends declared per share	$0.35	$0.34	$1.05	$1.02

EBITDAC
Net earnings	$74.6	$61.7	$208.6	$161.5
Provision for income taxes	10.9	14.6	16.6	38.4
Interest	13.1	10.7	36.2	32.1
Depreciation	14.3	10.7	38.2	30.6
Amortization	30.8	25.8	90.1	73.1
Change in estimated acquisition earnout payables	(0.4)	3.7	1.5	1.0

EBITDAC	$143.3	$127.2	$391.2	$336.7

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2013	Dec 31, 2012
Cash and cash equivalents	$286.9	$302.1
Restricted cash	924.2	851.6
Premiums and fees receivable	1,075.1	1,096.1
Other current assets	260.5	179.7

Total current assets	2,546.7	2,429.5
Fixed assets - net	148.1	105.4
Deferred income taxes	283.6	251.8
Other noncurrent assets	302.3	283.3
Goodwill - net	1,771.5	1,472.7
Amortizable intangible assets - net	918.0	809.6

Total assets	$5,970.2	$5,352.3

Premiums payable to insurance and reinsurance companies	$1,875.9	$1,819.7
Accrued compensation and other accrued liabilities	361.3	306.7
Unearned fees	69.7	70.6
Other current liabilities	35.5	36.9
Corporate related borrowings - current	235.5	129.0

Total current liabilities	2,577.9	2,362.9
Corporate related borrowings - noncurrent	825.0	725.0
Other noncurrent liabilities	635.1	605.8

Total liabilities	4,038.0	3,693.7

Stockholders’ equity:
Common stock - issued and outstanding	131.5	125.6
Capital in excess of par value	1,259.3	1,055.4
Retained earnings	583.2	510.4
Accumulated other comprehensive loss	(41.8)	(32.8)

Total stockholders’ equity	1,932.2	1,658.6

Total liabilities and stockholders’ equity	$5,970.2	$5,352.3

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited - data is rounded where indicated)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
OTHER INFORMATION	Sept 30, 2013	Sept 30, 2012	Sept 30, 2013	Sept 30, 2012
Basic weighted average shares outstanding (000s)	129,816	123,052	127,747	119,711
Diluted weighted average shares outstanding (000s)	131,322	124,489	129,278	121,189
Common shares repurchased (000s)	—	—	—	62
Common shares issued for acquisitions and earnouts (000s)	3,400	2,950	3,438	7,322
Number of acquisitions closed	8	11	17	38
Annualized revenues acquired (in millions)	$135.5	$56.6	$176.4	$155.5
Workforce at end of period (includes acquisitions):
Brokerage			9,890	8,683
Risk Management			4,672	4,316
Total Company			14,903	13,308

Contact: Marsha Akin

Director - Investor Relations

630-285-3501 or marsha_akin@ajg.com

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